As filed with the Securities and Exchange Commission on November 5, 2025.

Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FOXX DEVELOPMENT HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	99-5119494
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

15375 Barranca Parkway C106,

Irvine, CA 92618

(Address of principal executive offices, including zip code)

Foxx Development Holdings Inc. 2024 Equity Incentive Plan

(Full title of the plan)

“Joy” Yi Hua
Chief Financial Officer
15375 Barranca Parkway C106,
Irvine, CA 92618
Telephone: +1(201) 962-5550

(Name, address and telephone number of agent for service)

Copies to:

Arila Zhou, Esq.

Robinson & Cole LLP

666 Third Avenue, 20th Floor

New York, NY 10017

Tel: 212-451-2908

Fax: 212-451-2999

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Foxx Development Holdings Inc. (the “Registrant”) with the SEC are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the Commission on October 15, 2025; and

(b)

The description of the Registrant’s common stock, which is set forth in (i) the Registrant’s Registration Statement on Form 8-A (File No. 001-42285), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on September 25, 2024, and (ii) including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K referenced in (a) above

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Registrant’s amended and restated certificate of incorporation contains provisions that eliminate the personal liability of its directors and officers for monetary damages for any breach of fiduciary duties in their role, except liability for the following:

●	any breach of the director’s or officer’s duty of loyalty to the Registrant or its stockholders;

●	any act or omission in bad faith or that involves knowing or intentional violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

●	any transaction from which the director or officer derived an improper personal benefit.

As permitted by the DGCL, the Registrant’s bylaws provide that:

●	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to limited exceptions;

●	the Registrant may indemnify its other employees and agents as set forth in the DGCL;

●	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

●	the rights conferred in the Registrant’s restated bylaws are not exclusive.

We have entered into an indemnification agreement with each of our directors and executive officers that provides for indemnification to the maximum extent permitted by Delaware law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

EXHIBIT INDEX

Exhibit Number		Incorporated by Reference				Filed
	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

3.1	Amended and Restated Certificate of Incorporation of the Registrant, currently in effect.	8-K	001-42285	3.2	October 2, 2024

3.2	Bylaws of the Registrant, as currently in effect.	8-K	001-42285	3.3	October 2, 2024

4.1	Form of Common Stock certificate.					X

5.1	Opinion of Robinson & Cole LLP.					X

23.1	Consent of Robinson & Cole LLP (contained in Exhibit 5.1).					X

23.2	Consent of CBIZ CPAs P.C., independent registered public accounting firm.					X

23.3	Consent of Marcum LLP, independent registered public accounting firm.					X

24.1	Power of Attorney (included on the signature page to this Registration Statement).					X

99.1	Foxx Development Holdings Inc. 2024 Equity Incentive Plan and related form agreements.					X

107	Filing Fee Table.					X

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

Paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on the 5th of November, 2025.

Foxx Development Holdings Inc.

Date: November 5, 2025	By:	/s/ Joy Yi Hua
“Joy” Yi Hua Chairwoman, Chief Financial Officer & Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, the undersigned hereby constitute and appoint “Joy” Yi Hua, their true and lawful attorney-in-facts and agent, with full power of substitution and resubstitution, for them and in their names, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) or supplements to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Greg Foley	Chief Executive Officer	November 5, 2025
Greg Foley	(Principal executive officer)

/s/ “Joy” Yi Hua	Chief Financial Officer	November 5, 2025
“Joy” Yi Hua	(Principal Financial and Accounting Officer) and Chairwoman Director

/s/ Haitao Cui	Director	November 5, 2025
Haitao Cui

/s/ “Eve” Yiqing Miao	Independent Director	November 5, 2025
“Eva” Yiqing Miao

/s/ Edmund R. Miller	Independent Director	November 5, 2025
Edmund R. Miller

/s/ John Chiang	Independent Director	November 5, 2025
John Chiang